                                                                    EXHIBIT 4.4

NEITHER THIS NOTE NOR THE SECURITIES UNDERLYING THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NEITHER THIS NOTE, NOR ANY PORTION THEREOF, NOR ANY INTEREST THEREIN, NOR THE SECURITIES UNDERLYING THIS NOTE, MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (II) AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT, PROVIDED THE HOLDER HAS FURNISHED TO PAYOR AN OPINION OF ITS COUNSEL SATISFACTORY TO PAYOR TO THE EFFECT THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.



                          SUBMICRON SYSTEMS CORPORATION

         8% CONVERTIBLE SUBORDINATED PROMISSORY NOTE DUE MARCH 26, 2002



$___________________                                           March 26, 1997



         FOR VALUE RECEIVED, the undersigned, SubMicron Systems Corporation, a Delaware corporation ("Payor" or the "Company"), having its executive office at 6620 Grant Way, Allentown, Pennsylvania 18106, hereby promises to pay to __________________________ or registered assigns (the "Payee"), having an address at ______________________________, at the Payee's address set forth hereinabove or, at such other place as the holder of this Note (the "Holder") shall hereafter specify in writing, on March 26, 2002 (the "Maturity Date"), the principal sum of ___________________________ ($________) Dollars, in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debt.

         This Note is one of a series of promissory notes of Payor (the "New Notes") issued in connection with the Subordinated Note and Preferred Stock Purchase Agreements, effective March 15, 1997, between the Company and certain existing securityholders of the Company (the "Purchase Agreements"). This Note shall rank pari passu with all other New Notes.

                  1. Interest and Payment.

                           Section 1.1. Payment of the full amount of principal
will be due and payable on the Maturity Date unless this Note is redeemed or converted or otherwise becomes due on an earlier date in accordance with the terms hereof.
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                           Section 1.2. The unpaid principal amount of this Note
outstanding from time to time shall bear simple interest from, but not including, the date hereof until the Maturity Date at the rate of 8% per annum.

                           Section 1.3. Interest pursuant to Section 1.2 is
payable in arrears on the last day of each of the months of March, June, September and December during the term of this Note (each, an "Interest Payment Date"), commencing June 30, 1997, to holders of record of this Note on the March 15, June 15, September 15 and December 15, as the case may be, preceding the applicable Interest Payment Date or the next business day preceding such record date if such March 15, June 15, September 15 or December 15, as the case may be, is not a business day (each an "Interest Payment Record Date"). Interest is payable at the same address designated for payment of principal. In the event of acceleration pursuant to Section 5 below, interest accrued through the date of acceleration shall be payable upon such acceleration.

                           Section 1.4. If an Event of Default set forth in
Sections 5.4, 5.5, 5.6, 5.7, 5.8 or 5.9 hereof shall occur and continue for five
(5) days, whether or not the Holder shall (if permitted hereunder) declare the unpaid principal amount of this Note, together with accrued and unpaid interest thereon, to be immediately due and payable, and whether or not such Event of Default occurs after the occurrence of any other Event of Default described in
Section 5 hereof, then interest shall begin to accrue on the outstanding principal balance of this Note from the date of such Event of Default to the earlier of (i) the date of payment in full of the outstanding principal of this Note and all accrued and unpaid interest hereunder or (ii) the date the Event of Default is cured, at the rate of 16% per annum as to Events of Default under Sections 5.4, 5.5 or 5.9 and 10% per annum as to Events of Default under Sections 5.6, 5.7 or 5.8 (in either event, the "Default Rate").

                           Section 1.5.  In no event shall the Holder be
entitled to receive interest, however characterized, at an effective rate in excess of the maximum rate permitted by law. In the event that a court of competent jurisdiction shall finally determine that such amounts paid or agreed to be paid by the Payor in connection with this Note causes the effective interest rate on this Note to exceed the maximum rate permitted by law, such interest or other consideration shall automatically be reduced to a rate which results in an effective interest rate under this Note equal to the maximum rate permitted by law over the term hereof, and, in such event, the Holder shall apply to the reduction of the unpaid principal balance of this Note any amounts received by it deemed to constitute excessive interest. For purposes of this Note, where appropriate the term "Holder" shall include the Payee.

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
                           Section 1.6.  The Company may pay principal and
interest due under this Note by Company check. The Holder must surrender this Note to the Company to receive payment of the principal amount of the Note.

                  2. Replacement of Note.

                           Section 2.1.  In case this Note is mutilated,
destroyed, lost or stolen, the Payor shall, at its sole expense, after receipt of notice from the Holder, execute, register and deliver a new Note, in exchange and substitution for this Note, if mutilated, or in lieu of and substitution for this Note, if destroyed, lost or stolen. In the case of destruction, loss or theft, the Holder shall furnish to the Payor indemnity reasonably satisfactory to the Payor, and in any such case, and in the case of mutilation, the Holder shall also furnish to the Payor evidence to its reasonable satisfaction of the mutilation, destruction, loss or theft of this Note and of the ownership thereof. Any substitute Note so issued shall be in the same outstanding principal amount as this Note and dated the date to which interest shall have been paid on this Note, or if no interest shall have yet been paid, dated the date of this Note.

                           Section 2.2.  Every Note issued pursuant to the
provisions of Section 2.1 hereof in substitution for this Note shall constitute an additional contractual obligation of the Payor, whether or not this Note shall be found at any time, or be enforceable by anyone.

                  3. Conversion.

                           Section 3.1.

                           (a) Subject to the terms and provisions of this Note,
the Holder shall have the right, at its option ("Optional Conversion"), at any time after the Approval Date (as defined below) and until the Conversion Termination Date (as defined below), to convert the outstanding principal amount of this Note as of the date this Note is surrendered for conversion into shares of Common Stock in accordance with Section 3.1(f) (the "Conversion Shares") at the Conversion Price hereinafter provided. For purposes of this Note: "Approval Date" means the earlier of (i) the date the Company definitively determines that stockholder approval of the issuance by the Company of the Conversion Shares underlying all of the New Notes is not required by the principal national securities exchange or market on which the Company's Common Stock is traded or
(ii) the day immediately following the date the stockholders of the Company approve the issuance of the Conversion Shares pursuant to Section 9(a) of the Purchase Agreements; and "Conversion Termination Date" means 5:00 p.m. New York City Time on the earlier of (x) the Maturity Date (or such later date as all outstanding principal and accrued and unpaid interest under this Note is paid in full) or (y) the business day immediately preceding the Redemption Date (as hereinafter defined).

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In the event this Note is redeemed in part, the Conversion Termination Date with respect to such partial redemption shall only apply to the principal amount of this Note which is called for redemption.

                           (b) Subject to the terms and provisions of this Note,
if at any time the Closing Bid Price (as defined below) of the Company's Common Stock is at least $5.10 per share (as such price shall be adjusted from time to time pursuant to Sections 3.3, 3.4 or 3.5 to the same extent and in the same relative proportion as the Conversion Price), for a period of twenty (20) consecutive trading days (provided that the Approval Date and the Registration Date (as defined in Section 5.8) each have occurred on or before such twentieth day), then the Holder shall, if notice is given pursuant to Section 3.1(d) below, be required to convert (the "Mandatory Conversion") the outstanding principal amount of this Note as of the date this Note is surrendered for conversion into Conversion Shares at the Conversion Price in effect on the last trading day of the 20-day period referred to above (such day hereinafter referred to as the "Trigger Date"). As of the Trigger Date, the Holder shall have no further rights under this Note (including, without limitation, any rights under Section 3 of this Note), except as provided in subsection 3.1(d) or 3.1(e) below. "Closing Bid Price" for the purpose of this Note shall mean (i) the last reported bid price, on the primary exchange on which the Common Stock is traded, if the Common Stock is traded on a national securities exchange, including the Nasdaq National Market, or (ii) the closing bid price of the Common Stock as reported by the Nasdaq Small Cap Market, or (iii) if the Common Stock is not traded on a national securities exchange or Nasdaq, the closing bid price of the Common Stock as reported by the National Quotation Bureau, Inc.

                           (c) To convert this Note, in whole or in part in
connection with an Optional Conversion after the Approval Date, the Holder shall surrender this Note to the Payor during usual business hours at the Payor's principal executive office, accompanied by written notice to the Payor in form reasonably satisfactory to the Payor of the Holder's intention to convert, stating the portion of the Note that is to be converted and the name and address of each person in whose name a share or shares of Common Stock issuable upon such conversion is to be registered. When surrendered for conversion in connection with an Optional Conversion, this Note shall, unless the shares issuable on conversion are to be issued in the same name as the name in which this Note is then registered, be duly endorsed, or accompanied by instruments of transfer in form reasonably satisfactory to the Payor duly executed, by the Holder or his or its duly authorized attorney. As promptly as practical after the surrender and giving of notice to convert as herein provided, the Payor shall deliver or cause to be delivered at its office or agency maintained for that purpose to or upon written order of the Holder of the Note, certificates representing the number of fully paid and nonassessable Conversion Shares into which said Note is converted and, in the event of partial conversion, a new Note in an aggregate principal amount equal to the unconverted

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
portion of said Note, dated as of the date to which interest has been paid, and if no interest has been paid, dated as of the date of the Note converted in part, and in all other respects identical to the Note converted.

                           (d) If there shall be a Mandatory Conversion, at the
election of the Company, the Holder shall be given ten (10) days prior written notice of the date on which the Company shall effect such Mandatory Conversion (the "Mandatory Conversion Date). On or before the Mandatory Conversion Date, the Holder shall surrender this Note to the Payor at the Payor's principal executive office, together with written notice to the Payor of the name and address of each person in whose name a share or shares of Common Stock issued upon such conversion is to be registered. When surrendered for conversion upon a Mandatory Conversion, this Note shall, unless the shares issuable on conversion are to be issued in the same name as the name in which this Note is then registered, be duly endorsed, or accompanied by instruments of transfer in form reasonably satisfactory to the Payor duly executed, by the Holder or his or its duly authorized attorney. On the Mandatory Conversion Date, the Payor shall have prepared and ready to deliver or cause to be delivered at its office or agency maintained for that purpose to the Holder of the Note, certificates representing the number of fully paid and nonassessable Conversion Shares into which said
Note is converted. Such Conversion Shares shall be delivered only upon receipt by the Company of the certificates for the Notes being converted. From and after the Mandatory Conversion Date, interest on this Note will cease to accrue and the sole right of the Holder of this Note shall be to receive the Conversion Shares and accrued and unpaid interest on the Note up to the Mandatory Conversion Date.

                           (e) Upon either an Optional Conversion or a Mandatory
Conversion, the Payor shall pay to the Payee any unpaid interest accrued on the converted portion of the Note through the date of conversion. If a Note is surrendered for conversion during the period from the close of business on any Interest Payment Record Date to the opening of business on the succeeding Interest Payment Date, Holder must surrender this Note accompanied by payment by check or other method reasonably acceptable to the Payor of an amount equal to the interest payable from the date of conversion to such Interest Payment Date; provided, however, that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Notes.

                           (f) Upon conversion as provided herein, this Note (or
any Note(s) issued upon transfer or exchange) shall convert into such number of shares of Common Stock equal to the outstanding principal amount of this Note or portion thereof which is being converted, divided by $3.70 (the "Conversion Price"); provided, however, that the Conversion Price shall be adjusted to an amount equal to the greater of (i) $2.50 per share (as adjusted from time to time pursuant to Section 3.5 to the same extent and in the same relative proportion as the Conversion Price) and (ii) the average

Closing Bid Price for the twenty (20) consecutive trading days beginning on March 15, 1999; provided that in no event shall the adjusted Conversion Price as aforesaid be greater than the Conversion Price in effect immediately prior to such adjustment. In addition to the foregoing, the Conversion Price may be adjusted from the time in accordance with Sections 3.3, 3.4 and 3.5 hereof; provided, however, that in no event (other than pursuant to Section 3.5) shall the Conversion Price be reduced, upon any adjustment, to less than $2.50.

                           Section 3.2

                           (a) The Payor covenants and agrees that it has
reserved and shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of issuing such shares upon the conversion of this Note, the full number of Conversion Shares then deliverable upon the conversion hereof, free of preemptive rights. The Payor covenants and agrees that the Conversion Shares shall, at the time of delivery of the certificates for such shares of Common Stock, be duly authorized, validly issued and fully paid and nonassessable shares of Common Stock.

                           (b) Each person in whose name any certificate for the
Conversion Shares is issuable upon the conversion of this Note shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on, and such certificate shall be dated, with respect to an Optional Conversion, the date upon which the Note was duly surrendered and notice of conversion was given in accordance with the provisions of this Note, and with respect to a Mandatory Conversion, the Mandatory Conversion Date; provided, however, that if the date of such surrender and notice is a date upon which the stock transfer books of the Payor are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next business day on which the stock transfer books of the Payor are open.

                           Section 3.3. Except as hereinafter provided, in case
the Payor shall at any time after the date hereof issue or sell any shares of Common Stock (other than the issuances or sales referred to in Section 3.5 or 3.7 hereof), including shares held in the Payor's treasury and shares of Common Stock issued upon the exercise of any options, rights or warrants to subscribe for shares of Common Stock (other than the issuances or sales of Common Stock pursuant to rights to subscribe for such Common Stock distributed to all the stockholders of the Payor) and shares of Common Stock issued upon the direct or indirect conversion or exchange of securities for shares of Common Stock, for a consideration per share less than the Conversion Price in effect immediately prior to the issuance or sale of such shares, or without consideration, then forthwith upon such issuance or sale, the Conversion Price shall (until another such issuance or sale or other adjustment) be reduced to the price (calculated to the nearest full cent) determined by dividing (I) an amount equal to the sum of (A) the product of (X) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale, multiplied by (Y) the Conversion Price in effect on the date immediately prior to the issuance or sale of such shares, plus (B) the aggregate amount of all consideration, if any, received by the Payor upon such issuance or sale, by (II) the total number of shares of Common Stock outstanding immediately after such issuance or sale; provided, however, that in no event shall the Conversion Price be adjusted pursuant to this computation to an amount in excess of the Conversion Price in effect immediately prior to such computation.

                  For the purposes of any computation to be made in accordance with this Section 3.3, the following provisions shall be applicable:

                                    (i) In case of the issuance or sale of
shares of Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Payor for such shares (or, if shares of Common Stock are offered by the Payor for subscription, the subscription price, or, if such securities shall be sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price) before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith.

                                    (ii) In case of the issuance or sale
(otherwise than as a dividend or other distribution on any stock of the Payor) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Payor.

                                    (iii) Shares of Common Stock issuable by way
of dividend or other distribution on any stock of the Payor shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

                                    (iv) The reclassification of securities of
the Payor, other than shares of Common Stock, into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in subsection (ii) of this
Section 3.3.

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
                                    (v) The number of shares of Common Stock at
any one time outstanding shall include the aggregate number of shares issued or issuable upon the exercise of options, rights or warrants and upon the conversion or exchange of convertible or exchangeable securities.

                           Section 3.4. Except in the case of the Payor issuing
rights to subscribe for shares of Common Stock to all the stockholders of the Payor or issuances or sales referred to in Section 3.7, if the Payor shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, (i) for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such options, rights, or warrants, or (ii) without consideration, the Conversion Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of Section 3.3 hereof, provided that:

                           (a) The aggregate maximum number of shares of Common
Stock, as the case may be, issuable under all the options, rights or warrants so issued shall be deemed to be issued and outstanding at the time all such options, rights or warrants were issued (without giving effect to any additional shares of Common Stock that may be issued after the date of issuance of such options, rights or warrants pursuant to future adjustments resulting from the anti-dilution provisions contained in such options, rights or warrants ("Future Adjustments")), and for a consideration equal to the minimum purchase price per share (without giving effect to any Future Adjustments) provided for in the options, rights or warrants at the time of issuance, plus the consideration (determined in the same manner as consideration received on the issue or sale of shares in accordance with the terms of such options, rights or warrants), if any, received by the Payor for the options, rights or warrants, and if no minimum price is provided in such options, rights or warrants, then the consideration shall be equal to zero; provided, however, that upon the expiration or other termination of the options, rights or warrants, if any thereof shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection (a) (and for the purposes of subsection (v) of Section 3.3 hereof) shall be reduced by such number of shares as to which options, warrants and/or rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding, and the Conversion Price then in effect shall forthwith be readjusted in such event (and also if the options, rights or warrants are exercised for a price in excess of the minimum price provided in such securities) and thereafter be the Conversion Price which it would have been had adjustment been made on the basis of the issuance only of shares actually issued or issuable upon the exercise of those options, rights or warrants as to which the

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
exercise rights shall not have expired or terminated unexercised; provided, further, that no such readjustment to the Conversion Price, if any, shall affect any portion of this Note that is converted or redeemed prior to the effective date of such readjustment.

                           (b) The aggregate maximum number of shares of Common
Stock issuable upon conversion or exchange of any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities(without giving effect to any Future Adjustments), and for a consideration equal to the consideration received by the Payor for such securities, plus the minimum consideration (without giving effect to any Future Adjustments), if any, receivable by the Payor upon the conversion or exchange thereof; provided, however, that upon the actual conversion or exchange or termination of the right to convert or exchange such convertible or exchangeable securities (whether by reason of redemption or otherwise), the number of shares deemed to be issued and outstanding pursuant to this subsection (b) (and for the purpose of subsection (v) of Section 3.3 hereof) shall be reduced by such number of shares as to which the conversion or exchange rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding and the Conversion Price then in effect shall forthwith be readjusted in such event (and also if the options, rights or warrants are exercised for a price in excess of the minimum price provided in such securities) and thereafter be the price which it would have been had adjustment been made on the basis of the issuance only of the shares actually issued or issuable upon the conversion or exchange of those convertible or exchangeable securities as to which the conversion or exchange rights shall not have expired or terminated unexercised; provided, further, that no such readjustment to the Conversion Price, if any, shall affect any portion of this Note that is converted or redeemed prior to the effective date of such readjustment.

                           (c) If any change shall occur in the price per share
provided for in any of the options, rights or warrants referred to in subsection
(a) of this Section 3.4, or in the price per share at which the securities referred to in subsection (b) of this Section 3.4 are convertible or exchangeable, the options, rights or warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Payor shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities.

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
                           Section 3.5.

                           (a) In case the Payor shall: (i) declare a dividend
of Common Stock on its Common Stock, (ii) subdivide outstanding Common Stock into a larger number of shares of Common Stock by reclassification, stock split or otherwise, or (iii) combine outstanding Common Stock into a smaller number of shares of Common Stock by reclassification or otherwise, the Conversion Price then in effect immediately prior to any such event shall be adjusted proportionately so that thereafter the Holder shall be entitled to receive upon conversion of this Note the number of Conversion Shares which such Holder would have owned after the happening of any of the events described above had this Note been converted immediately prior to the happening of such event, provided that the Conversion Price shall in no event be reduced to less than the par value of the shares issuable upon conversion. An adjustment made pursuant to this Section 3.5 shall become effective immediately after the record date in the case of a dividend or immediately after the payment date in the event no record date is fixed to determine the stockholders entitled to receive such dividend (and readjusted back to the Conversion Price in effect prior to such adjustment if the dividend is not paid) and shall become effective immediately after the effective date in the case of a subdivision or combination.

                           (b) In case of any reclassification or change of
outstanding shares of Common Stock issuable upon conversion of this Note (other than change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger with or into another corporation (other than a consolidation or merger in which the Payor is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock, other than a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in case of any sale or conveyance to another corporation of the property of the Payor as an entirety or substantially as an entirety, the holder of this Note shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock of the Payor for which the Note might have been converted immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

                           The above provisions of this Section 3.5(a) and (b)
shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

                           Section 3.6. In the event that the Payor shall at any
time prior to the conversion of all of the New Notes declare a dividend (other than a dividend consisting solely of shares of

Common Stock or a cash dividend or distribution payable out of current or retained earnings) or otherwise distribute to its stockholders any monies, assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Payor or by another person or entity, or any other thing of value, the Company shall promptly thereafter give the Holder the notice set forth in Section 3.8 hereof. If the Payor fails to give such notice, the Holder shall be entitled to receive, upon the conversion of the Notes, the same monies, property, assets, rights, evidences of indebtedness, securities or any other thing of value that such Holder would have been entitled to receive at the time of such dividend or distribution. The Payor shall make appropriate provisions to ensure the timely performance of the provisions of this Subsection 3.6.

                           Section 3.7. Notwithstanding anything contained in
this Note to the contrary, no adjustment of the Conversion Price shall be made
(i) upon the issuance of options or stock pursuant to the Payor's stock plans in effect on the date hereof or subsequently approved by the Payor's stockholders and the issuance or sale by the Payor of any shares of Common Stock pursuant to the exercise of any such option, or (ii) upon the issuance or sale by the Payor of any shares of Common Stock pursuant to the exercise of any options or warrants or upon conversion of any outstanding convertible security, in any such case if previously issued and outstanding as of the date of this Note or (iii) if the amount of such adjustment shall be less than 1% of the Conversion Price; provided, however, that in such case any adjustment that would otherwise be required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 1% of the Conversion Price.

                           Section 3.8.

                           (a) In case the Payor proposes to take any action
referred to in Section 3.6 above, or to effect the liquidation, dissolution or winding up of the Payor, then the Payor shall cause notice thereof to be mailed to the Holder, at Holder's address appearing in the Payor's records, at least thirty (30) days prior to the date on which the transfer books of the Payor shall close or a record be taken for such stock dividend, sale or issuance or the date when such reclassification, liquidation, dissolution or winding up shall be effective, as the case may be. Neither the failure to give such notice referred to in Section 3.8(a) or (b) nor any defect therein or in the mailing thereof shall affect the validity of any action taken in connection with such transaction.

                           (b) Whenever the Conversion Price shall be adjusted
as provided in Section 3.3, 3.4 or 3.5 above, the Payor shall forthwith file at the office designated for the conversion of the Note, a statement, signed by the Chairman of the Board, the President, any Vice President, the Treasurer or Secretary of the Payor, showing in reasonable detail the facts requiring such adjustment and the Conversion Price that will be effective after such adjustment. The Payor shall also cause a notice setting forth any such adjustment to be sent by mail, first class, postage prepaid, to the Holder at its address appearing on the Note register maintained by the Payor.

                           (c) No fractional shares of Common Stock shall be
issuable upon conversion of this Note, but a payment in cash will be made in respect of any fraction of a share which would otherwise be issuable upon the surrender of this Note, or portion hereof, for conversion. Such payment shall be based on the Closing Bid Price of the Common Stock on the date of conversion.

                           Section 3.9. No Holder of this Note shall be entitled
to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Payor which may at any time be issuable on the conversion hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Note, as such, any of the rights of a stockholder of the Payor or any right to vote for the election of directors or upon any matters submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive dividends or subscriptions rights or otherwise until the Note shall have been converted and the Common Stock issuable upon the conversion hereof shall have become deliverable as provided herein.

                  4. Redemption.

                           Section 4.1. On not less than fifteen (15) days
notice given at any time, if, and only if the Approval Date and the Registration Date each have occurred on or prior to the Redemption Date, this Note may be redeemed, in whole or in part, at the option of the Payor, at a redemption price (the "Redemption Price") equal to (i) 100% of the principal amount of the Note at the time outstanding and (ii) accrued interest on the Note unpaid as of the Redemption Date. The date fixed for redemption of this Note, or a portion thereof, is referred to herein as the "Redemption Date."

                           Section 4.2. In the event that not all of the New
Notes are to be redeemed, the Payor shall select the New Notes, or portions thereof, to be redeemed on either a pro rata basis or by lot, or such other method as is fair and appropriate. The Company may select for redemption portions of New Notes that have denominations in integral multiples of $1,000.

                           Section 4.3. The notice of redemption shall specify
(i) the principal amount of the Note to be redeemed, (ii) the Redemption Price,
(iii) the Redemption Date, (iv) the place where the Note shall be delivered and the redemption price paid, and (v) that the right to convert the Note shall have terminated as of the business day immediately preceding the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption, except as to a Holder (a) to whom notice was not mailed or (b) whose notice was materially defective. An affidavit of the Secretary or an Assistant Secretary of the Payor that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

                           Section 4.4. On and after the Redemption Date,
Holders of the Notes shall have no further rights with respect to the portion of the Note redeemed except to receive, upon surrender of the Note, the Redemption Price.

                           Section 4.5. From and after the Redemption Date, the
Payor shall, at the place specified in the notice of redemption, upon presentation and surrender to the Payor by or on behalf of the Holder thereof of one or more Notes to be redeemed, deliver or cause to be delivered to or upon the written order of such Holder a sum in cash equal to the Redemption Price of each such Note. From and after the Redemption Date such Notes shall expire and become void and all rights hereunder shall cease, except the right to receive payment of the Redemption Price and, if the Note is redeemed only in part, to receive a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                  5. Events of Default. The following shall be Events of
Default:

                           Section 5.1. The liquidation, dissolution or winding
up of the Payor or any vote in favor thereof by the Board of Directors and stockholders of the Payor without making provision for the payment in full of the New Notes in accordance with their terms; or

                           Section 5.2. Payor shall make an assignment for the
benefit of creditors, or shall file with a court of competent jurisdiction an application for the appointment of a receiver for itself or a material part of its assets, or shall commence a voluntary case or proceeding under any provision of the Federal Bankruptcy Code or any other federal or state statute affording relief to debtors or shall in any manner consent to the filing against it of an involuntary case or proceeding under any such law; or there shall be commenced against the Payor an involuntary case or proceeding under any such federal or state statute or there shall be filed against the Payor, without the consent of Payor, any application under any such federal or state statute for the appointment of a receiver for itself or a material part of its assets which case, proceeding or application is not dismissed or withdrawn within sixty (60) days of commencement or filing thereof as the case may be; or

                           Section 5.3. The sale by the Payor of all or
substantially all of its assets (other than the sale of inventory in the ordinary course of business), or the merger or consolidation by the Payor with or into another corporation, except for such mergers where the Payor is the surviving entity or in which the surviving entity in such merger or consolidation expressly assumes and agrees to pay all of the obligations of the Payor under all of the New Notes; or

                           Section 5.4. The failure by the Payor to pay when due
(other than in connection with an acceleration of principal and interest due under this Note) the principal of, or accrued interest under, this Note, or any of the other New Notes, as and when the same shall become due and payable; or

                           Section 5.5. Payor or any of its subsidiaries shall
default in the payment when due (after any grace period provided therefor) of the principal of, or interest on, any institutional indebtedness of Payor or any such subsidiary with an aggregate principal amount in excess of $250,000 (whether such principal or interest shall become due at scheduled maturity, by required prepayment, by acceleration, by demand or otherwise); or

                           Section 5.6. If the Approval Date has not occurred by
January 31, 1998; or

                           Section 5.7. The failure by Payor to consummate, on
or prior to September 30, 1997, the Exchange Offer (as defined in Section 9(b) of the Purchase Agreements) due to the failure by Payor to have an effective Registration Statement covering the Exchange Notes (as defined in Section 9(b) of the Purchase Agreements) pursuant to the Act; provided, however, that the foregoing default shall be deemed cured upon the date a Registration Statement covering the Exchange Notes is declared effective pursuant to the Act; or

                           Section 5.8. Assuming the Approval Date has occurred,
if on or prior to January 31, 1998 the Company has failed to deliver an opinion of its counsel to the Holder (or if the Holder is not the original Holder of this Note, has not delivered to a prior holder of this Note) that the Registration Date as to such person has occurred. "Registration Date" for the purpose of this Note shall be the date upon which the Conversion Shares first become saleable under the Act, whether pursuant to Rule 144(k) of the Act or any successor provision, an effective Registration Statement which covers the Exchange Notes of the Holder or would have covered such Exchange Notes had the Holder participated in the Exchange Offer (if such Registration Statement also permits the sale of the Conversion Shares), or an effective Registration Statement covering the resale of the Conversion Shares; or

                           Section 5.9. The failure by Company to comply in any
material respect with Sections 6, 9(a), 9(b), 9(c) or 9(d) of the Purchase Agreement signed by the Holder; provided, however, that an Event of Default under this Section 5.9 for failure of the Company to use its best efforts shall be deemed cured upon the date the event for which the Company was to use its best efforts to cause to occur shall actually occur (by way of illustration, if the Company failed to use its best efforts pursuant to Section 9(b) of the Purchase Agreement to cause to be effective a Registration Statement permitting the sale of the Conversion shares by a specified date, such default shall be deemed cured upon the date such shares first become freely saleable under the Act, whether pursuant to Rule 144(k) of the Act or any successor provision or an effective Registration Statement).

                           If an Event of Default pursuant to Sections 5.1,
5.2, 5.3, 5.4, 5.5, 5.6 or 5.8 hereof shall occur and, other than with respect to Sections 5.1, 5.2, 5.5, 5.6 or 5.8 shall continue uncured for five (5) days, and at any time thereafter, while such event is continuing, the Holder shall have the right to declare the unpaid principal amount of this Note, together with accrued interest thereon, to be immediately due and payable, whereupon the same shall be forthwith due and payable.

                           Payor shall promptly provide the Holder with written
notice after the occurrence of any Event of Default known by the Payor setting forth the facts constituting such Event of Default.

                  6. Subordination.

                           Section 6.1. The payment of the principal of, and
accrued interest on this Note is hereby expressly subordinated in right of payment, in the manner and to the extent hereinafter expressly set forth, to the prior payment in full of all Senior Indebtedness (as hereinafter defined), whether outstanding on the date hereof or hereafter created, incurred or assumed. The Holder and the Payee, by his or its acceptance hereof, agrees to and shall be bound by the provisions hereof.

                           As used in this Section 6, "Senior Indebtedness"
means (i) indebtedness consisting of the principal of, premium, if any, interest on and any fees, charges and expenses relating to, (A) Money Borrowed, or (B) the deferred purchase price of any business, properties or assets acquired by the Payor or any of its subsidiaries from any third party, or (C) secured by any mortgage, security interest, lien, pledge or encumbrance upon property of the Payor or any of its subsidiaries; (ii) guarantees, direct or indirect, of any indebtedness referred to in clause (i) above; and (iii) all renewals, replacements, extensions, refundings, amendments, modifications, or increases of any indebtedness referred to in clause (i) above.

                           The term, "Money Borrowed," as used in the definition
of "Senior Indebtedness," means indebtedness evidenced by bonds, debentures notes or similar instruments, provided that such obligations have been secured by a substantial amount of the assets of the Payor or any material subsidiary of the Payor.

                           Section 6.2. In the event of any distribution,
division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Payor, whether in cash or kind, upon any dissolution, winding up, liquidation, readjustment or reorganization of the Payor or its property, whether in bankruptcy, insolvency or receivership proceedings or at execution sale or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Payor or otherwise, the Payor and the Holder, by his or its acceptance of this Note, agree that:

                           (a) The holders of all Senior Indebtedness shall
first be entitled to receive payment in full, in accordance with the terms of such Senior Indebtedness, of the principal thereof and interest thereon, before the Holder shall be entitled to receive any payment on account of the principal of, or interest on, this Note.

                           (b) The Holder, by his or its acceptance of this
Note, assigns to the holders of Senior Indebtedness for the purposes and to the extent set forth in this Section 6, all his right, title and interest to and in any payment or distribution of assets of the Payor of any kind or character, whether in cash, property or securities, other than securities of the Payor as reorganized or readjusted or securities of the Payor or any other corporation provided for by a plan of reorganization or readjustment the payment or distribution of which is subordinate, at least to the extent provided in this
Section 6 with respect to this Note, to the payment in full of the principal of, and interest on all Senior Indebtedness to which the Holder would be entitled except for the provisions of this Section 6(b) ("Subordinated Securities"). The Holder authorizes and directs the Payor (or any receiver, trustee in bankruptcy, liquidating trustee or agent or other Person acting for the Payor) to take such steps as may be reasonably necessary or appropriate to entitle the holders of Senior Indebtedness to receive such payment or distribution from the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, ratably according to the aggregate amounts remaining unpaid on the Senior Indebtedness held by each such holders, all to the extent necessary to provide for payment in full of the principal of, and interest on, all Senior Indebtedness, in accordance with the terms of such Senior Indebtedness, but prior to any payment of principal of, or interest on, this Note, and in connection therewith and for such purpose, the holders of the Senior Indebtedness are hereby authorized and permitted to assert, file, prosecute and vote any claim or other interest on account of this Note which may be required in order to seek and obtain payment on account of this Note under the circumstances described in this Section 6.2; and

                           (c) In the event that, notwithstanding the provisions
of Section 6.2(b) hereof, any payment or distribution of assets of the Payor of any kind or character, whether in cash, property or securities (other than Subordinated Securities), shall be received by the Holder before the payment in full of the principal of and interest on Senior Indebtedness in accordance with the terms of such Senior Indebtedness, such payment of distribution shall be held in trust for the benefit of, and shall be paid over to, the holders of Senior Indebtedness, ratably according to the aggregate amount remaining unpaid on such Senior Indebtedness held by each such holder, to the extent necessary to pay in full the principal of and interest on such Senior Indebtedness, in accordance with the terms of such Senior Indebtedness.

                           Section 6.3. The Payor shall not make any payment of
the principal of, or interest on, this Note (a) at any time when it is in default in the payment of principal of, or interest on, any Senior Indebtedness, or (b) if at the time of such payment or immediately after giving effect thereto, there shall exist any default (other than a default specified in clause
(a) above) specified in any Senior Indebtedness which shall have continued uncured for the period of grace (or the period after notice), if any, specified in such Senior Indebtedness if such default shall give the holders of Senior Indebtedness the right to accelerate the maturity thereof, provided that Payor shall have given the Holder written notice of the occurrence of any such default, unless and until such default shall have been cured or waived or shall have ceased to exist. Any payment of principal of, or interest on, this Note under circumstances described in clause (a) and (b) above shall be held by the Holder in trust for the holders of Senior Indebtedness, provided Payor shall give the Holder written notice of the occurrence of any default referred to in the preceding sentence.

                           Section 6.4. Prior to the date on which the Senior
Indebtedness shall have been paid in full, the Holder shall not:

                           (a) Sue for, take or receive from Payor, in cash or
other property or by set off or in any other manner, payment of all or any of the amounts due under this Note; provided, however, that absent the occurrence and continuance of any default under the terms of the Senior Indebtedness, the Holder may receive payments of the principal when due at maturity without prepayment or acceleration (and without creating a default under the Senior Indebtedness held or agented by Corestates Bank, N.A. or any replacement lender, the absence of such default to be evidenced by the prior written acknowledgement of Corestates Bank, N.A. or its successors or such replacement lender, which acknowledgement will not be unreasonably withheld), and interest on this Note, pursuant to this Note.

                           (b) Foreclose or attempt to foreclose upon any of the
property of Payor, seek or obtain the appointment of a receiver for the Payor, exercise any right or power of sale or repossession, or attempt to realize upon any portion of the property of the Payor, any interest therein, seek relief from any stay imposed by the Bankruptcy Code or exercise any other right or remedy granted in connection with this Note against the Payor and/or the property of the Payor.

                           (c) Pursue any other remedies at law, in equity or
otherwise available to the Payee in connection with this Note against the Payor and/or the property of the Payor.

                           (d) Accept any casualty insurance or other insurance
proceeds or condemnation aware proceeds from the Payor or otherwise on account of this Note.

                           (e) Assert any demand, objection, defense and/or
counterclaim (including any rights of marshalling or equitable subordination) relating to this Note and the Senior Indebtedness, against the holders of the Senior Indebtedness.

                           Notwithstanding any provision to the contrary set
forth in this Section 6, (a) interest at the Default Rate shall commence, and shall continue to, accrue as provided as in Section 1.4, upon the occurrence of any of the Events of Default referred in such Sections; (b) the Holder of this Note shall not be prevented from, to the extent permitted under this Note, accelerating the maturity of the principal of, and accrued interest on, this Note upon or following the occurrence of an Event of Default (other than an Event of Default specified in Section 5.2) during any period of one hundred eighty (180) days after written notice of the occurrence of a default specified in any Senior Indebtedness shall have been given to Holder by Payor or any holder of Senior Indebtedness, provided that only one such notice may be given to the Holder pursuant to this clause in any one hundred twenty (120) day period and no notice may be given in respect of any such Senior Indebtedness default, the existence of which any holder of Senior Indebtedness had knowledge at the time any other notice was delivered pursuant to this clause.

                           Section 6.5. Subject to the payment in full of the
principal of, and interest on, any Senior Indebtedness in accordance with the terms of such Senior Indebtedness, the Holder shall be subrogated to the rights of the holder or holders of such Senior Indebtedness to receive payments or distributions of assets of the Payor applicable to such Senior Indebtedness, to the extent of the application thereto of moneys or other assets which would have been received by the Holder but for the provisions of this Section 6, until the principal of, and interest on, this Note shall be paid in full; it being understood that the provisions of this Section 6 are, and are intended, solely for the purpose of defining the relative rights of the Holder, on the one hand, and the holders of Senior Indebtedness, on the other hand. Except as set forth in Sections 6.2, 6.3 and 6.4, nothing in this Section 6 or this Note is intended to or shall impair the obligations of Payor hereunder, subject to the rights of the Holder and creditors of the Payor other than the holders of Senior Indebtedness, nor shall anything in this Note prevent the Holder from exercising all remedies otherwise permitted by this Note or by applicable law upon default under this Note, subject, in any event, to the rights, if any, under this
Section 6 of the holders of Senior Indebtedness in respect of any payment or distribution of cash, property or securities of the Payor (other than Subordinated Securities) received upon the exercise of any such remedy.

                  7. Restriction on Transfer. By its acceptance of this Note, the Holder and the Payee, as the case may be, acknowledge that neither this Note nor the securities underlying this Note has been registered under the securities laws of the United States of America or any state thereof and represents that this Note has been acquired for investment and, neither this Note, nor any portion thereof, no interest in this Note nor the Conversion Shares may be offered for sale, sold, delivered after sale, transferred, pledged, or hypothecated in the absence of registration of this Note and such Conversion Shares, as the case may be, under applicable federal and state securities laws or the receipt by the Payor of an opinion of counsel of the Holder or Payee, as the case may be, reasonably satisfactory to the Payor that such registration is not required by reason of an available exemption from registration under such securities laws.

                  8. Amendments. No amendment, modification or waiver of any provision of this Note, and no consent to departure from performance or compliance with any such provision, shall in any event be effective unless the same is in writing and signed by the Holders of 51% or more in the aggregate principal amount of the New Notes at the time outstanding, except that no such amendment may (i) extend the Maturity Date of any New Note, or reduce the principal amount thereof, or reduce the rate or extend the time or payment of interest thereon, without the consent of the holder of each of the New Notes so affected; (ii) modify the provisions of the Note with respect to the subordination of the Notes in a manner adverse to the holders thereof or alter the provisions in respect of the right to convert the Notes, without the consent of the holders of 100% in aggregate principal amount of the New Notes at the time outstanding; or (iii) reduce the aforesaid percentage of the New Notes, the consent of the holders of which is required for any amendment, without the consent of the holders of 100% in aggregate principal amount of the New Notes at the time outstanding.

                  9. Miscellaneous.

                           Section 9.1. The headings of the various paragraphs
of this Note are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

                           Section 9.2. All notices required or permitted to be
given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, to the address of the intended recipient set forth in the preamble to this Note or at such other address as the intended recipient shall have hereafter given to the other party hereto pursuant to the provisions hereof.

                           Section 9.3. If any date that may at any time be
specified in this Note as a date for the making of any payment of principal or interest under this Note shall fall on Saturday, Sunday or on a day which in Philadelphia, Pennsylvania shall be a legal holiday, then the date for the making of that payment shall be the next subsequent day which is not a Saturday, Sunday or legal holiday.

                           Section 9.4. This Note and the obligations of Payor
and the rights of the Holder hereunder shall be governed by, and construed in accordance with the applicable laws of the Commonwealth of Pennsylvania without giving effect to the choice of law principles thereof.

                           Section 9.5. (a) AS A SPECIFICALLY BARGAINED
INDUCEMENT FOR HOLDER TO ACCEPT THIS NOTE, AND AFTER HAVING THE OPPORTUNITY TO CONSULT COUNSEL, PAYOR AND THE HOLDER OF THIS NOTE, BY ITS OR HIS ACCEPTANCE HEREOF EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, AND IN CONNECTION WITH ANY CLAIM, COUNTERCLAIM, OFFSET OR DEFENSE ARISING IN CONNECTION WITH SUCH ACTION OR PROCEEDING, WHETHER ARISING UNDER ANY STATUTE (INCLUDING ANY FEDERAL OR STATE CONSTITUTION) OR UNDER THE LAW OF CONTRACT, TORT OR OTHERWISE AND, INCLUDING, WITHOUT LIMITATION, ANY CHALLENGE TO THE LEGALITY, VALIDITY, BINDING EFFECT OR ENFORCEABILITY OF THIS PROVISION OR THIS NOTE. FURTHER, PAYOR HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE HOLDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE HOLDER WOULD NOT, IN THE EVENT OF ANY SUCH ACTION OR PROCEEDING, SEEK TO ENFORCE THIS WAIVER OF JURY TRIAL PROVISION. PAYOR HEREBY ACKNOWLEDGES THAT THE HOLDER HAS BEEN INDUCED TO ACCEPT THIS NOTE BY, INTER ALIA, THE PROVISIONS OF THIS SECTION.

                           (b) PAYOR AGREES TO THE PERSONAL JURISDICTION OF ANY
STATE OR FEDERAL COURT WITHIN THE COMMONWEALTH OF PENNSYLVANIA (PHILADELPHIA COUNTY) IN ANY LITIGATION COMMENCED BY THE HOLDER OF THIS NOTE IN RESPECT OF ANY MATTER ARISING UNDER OR IN CONNECTION WITH THIS NOTE, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL DIRECTED TO PAYOR AT THE ADDRESS INDICATED ABOVE AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE UNITED STATES MAIL, POSTAGE PREPAID. PAYOR WAIVES, AT THE OPTION OF THE HOLDER, ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING CONTAINED IN THIS PROVISION SHALL AFFECT THE RIGHT OF THE HOLDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT ITS RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST PAYOR OR ANY OF ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

                           (c) PAYOR AGREES THAT ANY ACTION COMMENCED BY IT
ASSERTING ANY CLAIM OR COUNTERCLAIM ARISING UNDER OR IN CONNECTION WITH THIS NOTE SHALL BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA (PHILADELPHIA COUNTY), OR IN THE COURTS OF THE UNITED STATES OF AMERICA FOR THE EASTERN DISTRICT OF PENNSYLVANIA AND THAT SUCH COURTS SHALL HAVE EXCLUSIVE JURISDICTION WITH RESPECT TO ANY SUCH ACTION.

                           (d) Payor agrees that in the event of any litigation
in respect of any matter arising under or in connection with this Note, Payor will not interpose any counterclaim, setoff, recoupment, defense, rescission or adjustment of any nature.

                           (e) Payor agrees that if the Holder shall institute
any action to enforce the collection of any amount of principal of, and/or interest on or any other amount due hereunder this Note, there shall be immediately due and payable from the Payor, in addition to the then unpaid sum of this Note, all reasonable costs and expenses incurred by the Holder in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements.

                           (f) No forbearance, indulgence, delay or failure to
exercise any right or remedy with respect to this Note shall operate as a waiver, nor as an acquiescence in any default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

                           (g) The Payor hereby expressly waives demand and
presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest and diligence in taking any action to collect amounts called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times which the Payee had or is existing as security for any amount called for hereunder.

         10. Transfers. The transfer of this Note is registrable by the Payor, and the registered Holder hereof, in person or by his attorney duly authorized in writing, on the books of the Payor to be kept for that purpose at the office of the Payor, upon surrender and cancellation of this Note and upon presentation of a duly executed written instrument of transfer in form satisfactory to Payor, and thereupon a new Note or Notes, of authorized denominations for the same aggregate principal amount will be issued to the transferee or transferees in exchange herefor with payment by the Holder of any stamp or other tax or governmental charge in connection therewith. Prior to due presentment of this Note for registration of transfer, the Payor may deem and treat the person in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment hereof or on account hereof or of interest hereon (subject to the provisions of the first paragraph on the face hereof) and for all other purposes.

                  IN WITNESS WHEREOF, this Note has been executed and delivered as a sealed instrument on the date first above written by the duly authorized representative of the Payor.

                                       SUBMICRON SYSTEMS CORPORATION


                                       By:____________________________
                                                Name:
                                                Title: